News Release

CALPIAN TO PRESENT AT THE 2015 MARCUM MICROCAP CONFERENCE

Dallas, Texas and Mumbai, India – (May 26, 2015) – Calpian, Inc. (OTCQX: CLPI), an innovative global mobile payments technology and processing company announced today that it will present at the 2015 Marcum MicroCap Conference on Thursday, May 28, 2015 in New York City at the Grand Hyatt Hotel.

Calpian’s presentation by Harold Montgomery, CEO, is scheduled to begin at 3 p.m. ET and will be available via a live webcast. To access the webcast, go to http://wsw.com/webcast/marcum3/clpi

The annual Marcum MicroCap Conference is a showcase for public companies with less than $500 million in market capitalization. This year’s keynote speaker will be Richard S. Fuld, Jr., Chairman of Matrix Advisors and former Chairman of Lehman Brothers. For more information or to register, please visit the conference website at http://www.marcumllp.com/microcap or download the free official conference app for the iPhone, iPad, or for Android mobile devices in Apple’s App Store and the Google Play Market.

About Calpian
Calpian, Inc. is a global mobile payments technology and processing company offering mobile payment services through Indian subsidiary Money-On-Mobile and domestic transaction services through Calpian Commerce. Money-On-Mobile is a mobile payment service provider that enables Indian consumers to use their mobile phones to pay for goods and services, or transfer funds from one cell phone to another using simple SMS text functionality. Calpian Commerce provides the U.S. merchant community with an integrated suite of payment processing services and related software products. Read about Calpian and Money on Mobile in The New York Times at New York Times – Money on Mobile.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 11, 2014. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and

"would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Adam S. Holdsworth
Managing Director, PCG Advisory Group | www.pcgadvisory.com
535 Fifth Avenue, 24th Floor | New York, NY 10017
Direct: 646.862.4607 | Email: adamh@pcgadvisory.com

About the Marcum MicroCap Conference
The Marcum MicroCap Conference is dedicated to providing a forum where publicly traded companies under $500 million in market capitalization can network with the investment community. The conference features presentations by CEOs and CFOs from six principal industry sectors and provides investors with the opportunity to meet with management of these companies on a one-on-one basis. Industry sectors include Technology, Media & Internet; Software & Business Services; Life Science & Healthcare; Retail & Consumer Products; Energy & Natural Resources; and Industrials. The conference additionally includes a full agenda of panel discussions on issues of strategic importance to small cap issuers and investors, moderated by industry leaders.

The Marcum MicroCap Conference attracts fund managers and high net worth investors focusing on small cap equities. Over 2,000 participants from all segments of the microcap market attend each year, including senior management, finance and legal executives, venture and lower middle-market private equity investors, institutional investors, directors, investment bankers, buy- and sell-side analysts, and service providers to the microcap marketplace. For complete information about the 2015 Marcum MicroCap Conference, visit www.marcumllp.com/microcap.

About Marcum
Marcum is a registered Public Company Accounting Oversight Board (PCAOB) firm. Marcum's Assurance Division provides the most up-to-date service and guidance on SEC accounting and reporting issues. Services include Financial Statement Audits in accordance with PCAOB standards; Tax Compliance and Advisory Services; Due Diligence; Agreed-Upon Procedures and Other Attest Work; Internal Audit Services; Sarbanes-Oxley Section 404 Compliance Services and Software; Technical Accounting Assistance; and IPO Assistance. Marcum’s SEC Practice led the audit industry in most net new public company clients in the fourth quarter of 2013. For more information, visit www.marcumllp.com.